Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-30856, 33-38411, 33-38587, 33-44788, 333-47403, 33-52691, 33-30756-02, 33-58187, and 333-02873), Form S-4 (No. 333-09519), Form S-3 (Nos. 33-33682, 33-62496 and 333-49227) of Bristol-Myers Squibb Company of our report dated January 24, 2001 relating to the financial statements and the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

New York, New York

March 30, 2001